EXHIBIT 23.2

CONSENT OF MADSEN & ASSOCIATES CPA’S, INC.

We hereby consent to the use in this Registration Statement on Form S-8, of our report dated April 27, 2012, relating to the audited financial statements of Oryon Holdings, Inc.

/s/ Madsen & Associates CPA’s, Inc.

Murray, Utah

August 22, 2012

Exhibit 23.2 - Page 1